                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             QUANTA SERVICES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 24, 2000


To the Stockholders:

      The Annual Meeting of Stockholders (the "Annual Meeting") of Quanta Services, Inc. (the "Company") will be held at the Omni Houston Hotel, Four Riverway, Houston, Texas 77056, on May 24, 2000 at 9:00 a.m. local time, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

1. To elect nine members to the Board of Directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall be elected and qualify, six of whom are to be elected by the holders of Common Stock and Series A Preferred Stock voting together as a class, one of whom is to be elected by the holders of Limited Vote Common Stock, and two of whom are to be elected by the holders of Series A Preferred Stock.

2. To exchange shares of the Company's Common Stock held by UtiliCorp United Inc. for shares of the Company's Series A Preferred Stock, and to amend the Certificate of Designation of the Company's Series A Preferred Stock so as to have sufficient shares of Series A Preferred Stock to effect the exchange and to decrease the amount per share on which dividends are calculated for the Series A Preferred Stock.

3. To amend the Company's 1997 Stock Option Plan to include the Company's Limited Vote Common Stock and Series A Preferred Stock in the definition of "Stock".

4. To transact such other business and to consider and take action upon any and all matters that may properly come before the Annual Meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on March 27, 2000 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the Company's executive offices, located at the address set forth above.

                                         By Order of the Board of Directors


                                         Brad Eastman
                                         CORPORATE SECRETARY
Houston, Texas
April 10, 2000

                                   IMPORTANT

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING. A PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT. IF YOU ATTEND THE ANNUAL MEETING, YOUR PROXY WILL NOT BE COUNTED WITH RESPECT TO ANY MATTER UPON WHICH YOU VOTE IN PERSON.

                             QUANTA SERVICES, INC.
                      1360 POST OAK BOULEVARD, SUITE 2100
                              HOUSTON, TX  77056
                                (713) 629-7600
                                _______________

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 24, 2000
                                _______________

     All share amounts and per share amounts in this Proxy Statement have been adjusted to give effect to a 3-for-2 stock split declared by the Board of Directors on March 8, 2000 and payable on April 7, 2000 to stockholders of record as of March 27, 2000.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     This Proxy Statement and the accompanying proxy are furnished to the stockholders of Quanta Services, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders and any adjournment thereof (the "Annual Meeting") to be held on May 24, 2000 at the Omni Houston Hotel, Four Riverway, Houston, Texas 77056, at 9:00 a.m. local time. This Proxy Statement, the accompanying proxy and the Company's Annual Report are first being sent or given to stockholders on or about April 10, 2000.

     Stockholders are requested to complete, date and sign the accompanying proxy and return it promptly to the Company. Any proxy given may be revoked by a stockholder at any time before it is voted at the Annual Meeting or any adjournment thereof by filing with the Secretary of the Company a notice in writing revoking the proxy, or by duly executing and submitting a proxy bearing a later date. Proxies may also be revoked by any stockholder present at the Annual Meeting who expresses a desire to vote such shares in person. Subject to such revocation, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted in accordance with the specification on the proxy card. IF NO SPECIFICATION IS MADE, PROXIES WILL BE VOTED FOR THE PROPOSALS SET FORTH THEREON. As to other matters that may properly come before the Annual Meeting, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors of the Company and each of them is an executive officer of the Company.

     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of the Company's Common Stock. Directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by telegraph but will not be separately compensated for such solicitation services.

                          STOCKHOLDERS' VOTING RIGHTS


     Each share of the Company's Common Stock, $.00001 par value ("Common Stock"), Series A Convertible Preferred Stock, $.00001 par value ("Series A Preferred Stock") and Limited Vote Common Stock, $.00001 par value ("Limited Vote Common Stock"), outstanding at the close of business on March 27, 2000 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 53,874,481 shares of Common Stock, 1,860,000 shares of Series A Preferred Stock and 2,907,382 shares of Limited Vote Common Stock. No other class of voting securities of the Company is outstanding. On all matters other than Proposal No. 1, Election of Directors, each share of Common Stock is entitled to one vote on each matter submitted for vote at the Annual Meeting, each share of Series A Preferred Stock is entitled to five votes on each matter submitted for vote at the Annual Meeting, and each share of Limited Vote Common Stock is entitled to one-tenth of one vote on each matter submitted for vote at the Annual Meeting. Holders of Limited Vote Common Stock, voting as a class, will elect one member of the Company's Board of Directors, but are not otherwise entitled to vote in the election of Directors of the Company. Holders of Common Stock and Series A Preferred Stock voting together will elect six members of the Company's Board of Directors, and holders of Series A Preferred Stock voting as a class will elect the other two members of the Company's Board of Directors. In addition, with respect to Proposal No. 2, Exchange of Common Stock and Amendments to the Certificate of Designation, holders of Common Stock and Limited Vote Common Stock will vote as one class and holders of Series A Preferred Stock will vote as a separate class.

     The presence, in person or by proxy, of holders of shares representing a majority of the aggregate votes entitled to be cast by holders of the outstanding shares of Common Stock, Series A Preferred Stock and Limited Vote Common Stock is necessary to constitute a quorum at the Annual Meeting as to all matters other than Proposal No. 1, Election of Directors. The presence, in person or by proxy, of holders of a majority of the outstanding shares of Limited Vote Common Stock entitled to vote for the election of one member of the Company's Board of Directors is necessary to constitute a quorum as to such matter and the presence, in person or by proxy, of holders of a majority of the outstanding shares of Series A Preferred Stock entitled to vote for the election of two members of the Company's Board of Directors is necessary to constitute a quorum as to such matter. Finally, the presence in person or by proxy, of the holders of a majority of the aggregate votes entitled to be cast by holders of the outstanding shares of Common Stock and Series A Preferred Stock is necessary to constitute a quorum for the election of the six remaining members of the Company's Board of Directors. If a quorum is not present as to a particular matter, holders of a majority of the votes entitled to be cast on such matter who are present in person or by proxy at the Annual Meeting have the power to adjourn the Annual Meeting as to that particular matter from time to time, without notice other than an announcement at the Annual Meeting, until the required quorum is present. At any adjourned Annual Meeting at which a quorum is present as to a particular matter, that matter and any other business requiring the presence of such a quorum may be transacted as might have been transacted at the Annual Meeting as originally noticed.

     Only votes cast "for" a matter constitute affirmative votes. Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker non-vote are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes and abstentions are not included in the tabulation of the voting results on the election of directors or matters requiring approval of a majority of the votes cast for or against a matter (which is the generally applicable standard under the Company's Amended and Restated Bylaws) and, therefore, do not have the effect of votes in opposition in such tabulations. Broker non-votes and abstentions will have the same effect as negative votes or votes "against" Proposal No. 2, Exchange of Common Stock and Amendments to the Certificate of Designation, because the approval of such matter will require the affirmative vote of the holders of shares representing a majority of the aggregate votes entitled to be cast by holders of all issued and outstanding shares of (i) Common Stock, Series A Preferred Stock and Limited Vote Common Stock, voting together, (ii) the Common Stock and Limited Vote Common Stock, voting together, and (iii) the Series A Preferred Stock, voting as a separate class. The votes required with respect to the matters set forth in the Notice of Annual Meeting of Stockholders are set forth in the discussion of each matter herein.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of March 1, 2000, with respect to the beneficial ownership of the Company's Common Stock and Limited Vote Common Stock by (i) each person known by the Company to be a beneficial owner of more than 5% of the Company's Common Stock or Limited Vote Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company listed in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated below, the persons named in the table have advised the Company that they have sole voting and investment power with respect to the shares of the Company's Common Stock and Limited Vote Common Stock shown as beneficially owned by them. Unless otherwise indicated, the number of shares and percentage of ownership for each of the named stockholders, directors and executive officers and for the directors and executive officers as a group assumes that shares of Common Stock that such stockholders, directors and executive officers may acquire within 60
days of March 1, 2000 are outstanding.   UtiliCorp United Inc. ("UtiliCorp")
owns 100% of the outstanding shares of Series A Preferred Stock, which are convertible at UtiliCorp's option into 9,300,000 shares of Common Stock.

                                                    LIMITED VOTE COMMON
                                                        STOCK SHARES                        COMMON STOCK SHARES          PERCENT
                                                     BENEFICIALLY OWNED                     BENEFICIALLY OWNED              OF
                                                ----------------------------             -------------------------         TOTAL
                                                                     PERCENT                               PERCENT        VOTING
                   NAME                         NUMBER              OF CLASS             NUMBER           OF CLASS         POWER
                   ----                         ------              --------             ------           --------         -----
UtiliCorp United Inc.(1)..................             ----           ----             17,224,806           27.7%           27.5%
Enron Corp.(2)............................             ----           ----              5,383,636            9.2             7.9
Joint Energy Development Investments II
   Limited Partnership(2).................             ----           ----              4,037,727            7.1             6.1
John R. Colson(3)(4)......................             ----           ----              3,201,357            6.1             5.1
Billy R. Jones(5).........................             ----           ----              3,000,051            5.7             4.8
John R. Wilson(6).........................             ----           ----                965,662            1.8             1.5
John A. Martell(7)........................             ----           ----                865,312            1.6             1.4
Gary A. Tucci(8)..........................             ----           ----                840,241            1.6             1.3
Robert Alpert(9)..........................          577,231           16.0%                  ----           ----               *
Vincent D. Foster(10).....................          392,098           10.9                 59,400              *               *
Kevin D. Miller(11).......................          351,033            9.7                   ----           ----               *
Midwest Acquisition Support, LLC(12)......          301,033            8.3                   ----           ----               *
William G. Parkhouse(13)..................          269,088            7.4                   ----           ----               *
Stephen P. Colmar(14).....................          191,367            5.3                   ----           ----               *
James H. Haddox(3)(15)....................          105,000            2.9                 65,755              *               *
Michael T. Willis(3)(16)..................           72,859            2.0                 25,500              *               *
Rodney R. Proto(3)(16)....................           30,000              *                 45,000              *               *
James R. Ball(3)(16)......................           29,625              *                 30,000              *               *
Robert K. Green(17)(18)...................             ----           ----                 30,000              *               *
James G. Miller(17)(19)...................             ----           ----                 19,500              *               *
Brad Eastman(3)(20).......................             ----           ----                  5,800              *               *
All directors and executive officers as a
 group (15 persons)(21)...................          685,833           19.0              6,204,117           11.7             9.9

_______________________
*    Less than 1%

(1) The address for UtiliCorp is 20 West Ninth Street, Kansas City, Missouri, 64105. Includes 9,300,000 shares of Common Stock issuable upon conversion of 1,860,000 shares of Series A Preferred Stock issued by the Company in connection with an investment of $186 million in the Company made by UtiliCorp.

(2) Enron Corp. ("Enron") may be deemed to beneficially own an aggregate of 5,383,636 shares of Common Stock issuable upon conversion of two convertible subordinated notes (the "Convertible Subordinated Notes") issued by the Company in connection with an investment of $49.4 million in the Company made by Enron Capital and Trade Resources Corp. and Joint Energy Development Investments II Limited Partnership ("JEDI-II"). SE Thunderbird L.P. ("Thunderbird") is the holder of one of such notes and, as a result, is the beneficial owner of 1,345,909 shares of Common Stock. Enron has indirect control over the voting securities of Thunderbird and may be deemed to be the beneficial owner of the shares held by Thunderbird, although Enron disclaims beneficial ownership of such shares. JEDI-II is the holder of the other note and, as a result, is the beneficial owner of 4,037,727 shares of Common Stock. Because a subsidiary of Enron is the general partner of Enron Capital Management II Limited Partnership which in turn is the general partner of JEDI-II, Enron may be deemed to be the beneficial owner of the shares held by JEDI-II, although Enron disclaims beneficial ownership of the shares issuable upon conversion of the Convertible Subordinated Note issued to JEDI-II. The address for Enron, Thunderbird and for JEDI-II is 1400 Smith Street, Houston, Texas 77002.

(3) The address for Messrs. Ball, Colson, Eastman, Haddox, Proto and Willis is 1360 Post Oak Boulevard, Suite 2100, Houston, Texas 77056.

(4) Includes 13,500 shares over which Messrs. Colson and Foster share voting and dispositive power and options to purchase 37,500 shares of Common Stock.

(5)  The address for Mr. Jones is 6001 Live Oak Parkway, Norcross, Georgia
     30093.

(6) The address for Mr. Wilson is 1440 Iron Street, P.O. Box 12520, North Kansas City, Missouri 64116. Includes options to purchase 20,662 shares of Common Stock.

(7) The address for Mr. Martell is 4601 Cleveland Road, P.O. Box 3915, South Bend, Indiana 46619. Includes 223,965 shares of Common Stock owned by trusts for the benefit of minor children of Mr. Martell, of which he disclaims beneficial ownership.

(8) The address for Mr. Tucci is 14103 Eight Street East, Sumner, Washington 98390. Includes options to purchase 20,625 shares of Common Stock.

(9) The address for Mr. Alpert is 333 Clay St., Houston, Texas 77002. Includes 547,231 shares owned by James Ventures, L.P. and 30,000 shares owned by Wildwood Capital Co., entities controlled by Mr. Alpert.

(10) The address for Mr. Foster is 1360 Post Oak Boulevard, Suite 800, Houston, Texas 77056. Includes options to purchase 41,250 shares of Common Stock as well as 4,500 shares of Common Stock owned by Main Street, Merchant Partners II, L.P., a merchant banking firm ("Main Street"), of which Mr. Foster disclaims beneficial ownership and 13,500 shares of Common Stock over which Messrs. Colson and Foster share voting and dispositive power.

(11) The address for Mr. Miller is 109 E. 5th Street, Suite E, Auburn, Indiana 46706. Includes 15,000 shares held by the Miller Family Foundation.

(12) The address for Midwest Acquisition Support, LLC is 4040 San Felipe, Suite 155, Houston, Texas 77027. Midwest Acquisition Support, LLC is a limited liability company controlled by Bernard J. Gram.

(13) The address for Mr. Parkhouse is 5901 Fox Chapel Road, Austin, Texas 78746. Does not include 157,035 shares of Limited Vote Common Stock held by or in trust for members of Mr. Parkhouse's family, of which he disclaims beneficial ownership.

(14) The address for Mr. Colmar is 603 W. 13th, Suite 1A-247, Austin, Texas 78701. Does not include 187,887 shares of Limited Vote Common Stock owned by or for the benefit of members of Mr. Colmar's family, of which he disclaims beneficial ownership.

(15) Includes options to purchase 65,625 shares of Common Stock.

(16) Includes options to purchase 22,500 shares of Common Stock.

(17) The address for Messrs. Green and Miller is 20 West Ninth Street, Kansas City, Missouri 64105.

(18) Includes 15,000 shares of Common Stock held by RJG Investment, L.P. and options to purchase 15,000 shares of Common Stock.

(19) Includes options to purchase 15,000 shares of Common Stock.

(20) Includes options to purchase 5,625 shares of Common Stock.

(21) Includes options to purchase 319,725 shares of Common Stock.


                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     The Amended and Restated Certificate of Incorporation of the Company as modified by the Certificate of Designation, Rights, and Limitations of the Series A Preferred Stock provides that the number of directors of the Company shall be ten, seven of whom are to be elected by holders of Common Stock and Series A Preferred Stock, two of whom are to be elected by holders of Series A Preferred Stock and one of whom is to be elected by holders of Limited Vote Common Stock. Each of the nominees currently serves as a member of the Board of Directors. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 2001, and until their successors are elected and qualify. The nominees for election to the Board of Directors, and certain information with respect to their age and background, are set forth below.

     Rodney R. Proto has declined to stand for re-election as a director of the Company. The Board is currently conducting a search for a director to replace Mr. Proto and may appoint a director prior to the next annual meeting of Stockholders to fill the vacancy created by Mr. Proto's resignation.

     Assuming the presence of a quorum, the directors to be elected by holders of Common Stock, Series A Preferred Stock and Limited Vote Common Stock shall be elected by a plurality of the votes cast at the Annual Meeting by holders of the appropriate class of stock entitled to vote. Abstentions and broker non-votes will not be treated as a vote for or against a director nominee and will have no
effect on the vote.   THE ENCLOSED PROXY, IF PROPERLY SIGNED AND RETURNED, AND
UNLESS AUTHORITY TO VOTE IS WITHHELD, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW. Although the Company does not anticipate that any of such nominees will refuse or be unable to accept or serve as directors of the Company for the term specified, the persons named in the enclosed form of proxy intend, if any of such nominee is unable or unwilling to serve as a director, to vote the shares represented by the proxy for the election of such other person as may be nominated or designated by the Board of Directors.

Nominees for Election by the Holders of Common Stock

Name                              Age                         POSITION(S) WITH THE COMPANY
----                              ---                         ----------------------------
James R. Ball.................       57   Director
John R. Colson................       52   Chief Executive Officer, Director
John A. Martell...............       45   Vice President of TRANS TECH Electric, Inc., Director
Gary A. Tucci.................       43   Vice President-Western Region, President of Potelco, Inc., Director
Michael T. Willis.............       55   Director
John R. Wilson................       50   Vice-President - Eastern Region, President of PAR Electrical
                                          Contractors, Inc., Director

Nominees for Election by the Holders of Series A Preferred Stock

NAME                                    AGE   POSITIONS(S) WITH THE COMPANY
----                                    ---   ----------------------------
Robert K. Green...................       38   Director
James G. Miller...................       51   Director

Nominee for Election by the Holders of Limited Vote Common Stock

NAME                                    AGE   POSITION(S) WITH THE COMPANY
----                                    ---   ----------------------------
Vincent D. Foster.................       43   Chairman of the Board of Directors

     James R. Ball is a private investor, an industry consultant, and a member of the board of directors of Carbide/Graphite Group, Inc., a producer of graphite electrode specialties products. From 1969 to 1994, he held several positions with Vista Chemical Company ("Vista") and its predecessor, Conoco, Inc. Vista was sold in 1991 to RWE-DEA, a unit of RWE AG, a German energy and chemicals concern, and Mr. Ball served on the board of directors of Vista and was its President and Chief Executive Officer from 1992 through 1994. Mr. Ball became a director of the Company effective upon the consummation of the Company's Initial Public Offering of Common Stock in February 1998 (the "IPO").

     John R. Colson was elected Chief Executive Officer of the Company in December 1997 and became a director of the Company effective upon consummation of the IPO. He joined PAR Electrical Contractors, Inc., a subsidiary of the Company ("PAR"), in 1971 and became its President in 1991. He is currently a member of the Council of Industrial Relations, governor of the Missouri Valley chapter of the National Electrical Contractors Association ("NECA"), a director of the Missouri Valley Line Apprenticeship Program and a director of U. S. Concrete, Inc., a publicly traded ready-mixed concrete manufacturer and distributor.

     Vincent D. Foster has been a director of the Company since November 1997 and became non-executive Chairman of the Board upon consummation of the IPO. Mr. Foster is a Managing Director of Main Street Merchant Partners, a venture capital firm. From September 1988 through October 1997, Mr. Foster was a partner of Andersen Worldwide and Arthur Andersen LLP ("Arthur Andersen"). Mr. Foster was the Director of the Corporate Finance and Mergers and Acquisitions practices of Arthur Andersen for the southwestern U.S., specializing in structuring and executing "roll-up" transactions and in providing merger and acquisition and corporate finance advisory services to clients in consolidating industries. Mr. Foster is also a director of U. S. Concrete, Inc. and Carriage Services, Inc., a death-care company. Mr. Foster holds a J.D. degree and is a Certified Public Accountant.

     Robert K. Green has been a director of the Company since September 1999. Mr. Green has served as President of UtiliCorp since February 1996, and earlier served as Managing Executive Vice President of UtiliCorp from January 1993 to February 1996. He has held several executive positions at UtiliCorp's Missouri Public Service division since 1988, including two years as President. Mr. Green is Co-Chairman of Kansas City Area Development Council, President of the Heart of America Council, Boy Scouts of America, a director of UMB Bank, N.A. and a director of UtiliCorp.

     John A. Martell founded TRANS TECH Electric, Inc., a subsidiary of the Company ("TRANS TECH"), in 1983 and serves as its Vice President. He is currently a member of the National Fire Protection Association and the Illuminating Engineering Society. Mr. Martell is a Registered Professional Engineer. Mr. Martell became a director of the Company effective upon consummation of the IPO.

     James G. Miller has been a director of the Company since September 1999. Mr. Miller is Senior Vice President, Energy Delivery of UtiliCorp. Mr. Miller joined UtiliCorp in 1989 and served as President of

UtiliCorp's West Plains Energy division from 1991 to 1994, and President of its Michigan Gas Utilities division from 1989 to 1991. Before joining UtiliCorp as part of the acquisition of Michigan Gas Utilities, Mr. Miller served as that company's President from 1983 to 1989.

     Gary A. Tucci has been Vice President-Western Region of the Company since August 1998. Mr. Tucci joined Potelco, Inc., a subsidiary of the Company ("Potelco"), in 1975 and became its President in 1988. He is a member of the Joint NECA/International Brotherhood of Electrical Workers ("IBEW") Apprenticeship and Training Committee as well as the labor relations board. Mr. Tucci became a director of the Company effective upon the consummation of the IPO.

     Michael T. Willis is Chairman of the Board, Chief Executive Officer and President of Consys, Inc., an information technology staffing company. From 1993 until 1999, Mr. Willis was President, Chief Executive Officer and Chairman of the Board of Metamor Worldwide, formerly CoreStaff, Inc. ("Metamor"), one of the largest information technology and staffing companies in the U.S. Prior to founding Metamor in 1993, Mr. Willis served as Chief Executive Officer and President of The Talent Tree Corporation ("Talent Tree"), which he founded in 1976 and built into one of the largest temporary services companies in the U.S. Mr. Willis sold Talent Tree to Hestair plc in 1987 and then continued as President and Chief Executive Officer until April 1993. Mr. Willis is a director of Metamor and is also a director of the Southwest Bank of Texas, a publicly-traded financial institution and Lason, Inc., a provider of information management systems. Mr. Willis became a director of the Company effective upon the consummation of the IPO.

     John R. Wilson has been Vice-President-Eastern Region of the Company since April 1999 and President of PAR since 1997. He joined PAR in 1977 and became an Executive Vice President in 1991. Mr. Wilson became a director of the Company effective upon consummation of the IPO.

     THE BOARD OF DIRECTORS RECOMMENDS THAT EACH HOLDER OF COMMON STOCK AND SERIES A PREFERRED STOCK VOTE "FOR" THE ELECTION OF EACH OF THE SIX INDIVIDUALS NOMINATED ABOVE FOR ELECTION AS A DIRECTOR BY THE HOLDERS OF COMMON STOCK AND SERIES A PREFERRED STOCK; THAT EACH HOLDER OF SERIES A PREFERRRED STOCK VOTE "FOR" THE ELECTION OF EACH OF THE TWO INDIVIDUALS NOMINATED ABOVE FOR ELECTION AS A DIRECTOR BY THE HOLDERS OF SERIES A PREFERRED STOCK AND THAT EACH HOLDER OF LIMITED VOTE COMMON STOCK VOTE "FOR" THE ELECTION OF THE INDIVIDUAL NOMINATED ABOVE FOR ELECTION AS A DIRECTOR BY THE HOLDERS OF LIMITED VOTE COMMON STOCK.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
                                 AND COMMITTEES

DIRECTOR MEETINGS

     During the year ended December 31, 1999, the Board of Directors held four meetings and no director then in office, other than Mr. Willis and Mr. Green, attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board, if any, on which he serves. The Board of Directors has an Audit Committee, a Compensation Committee, an Acquisitions Committee and a Small Acquisitions Committee. There is no standing nominating committee.

     AUDIT COMMITTEE

     The Audit Committee, which met four times during 1999, consists of Messrs. Miller, Proto and Willis. From January 1999 until September 1999, Mr. Foster was a member of the Audit Committee until he was replaced in September by Mr. Green. In November, Mr. Green resigned from the Audit Committee and was replaced by Mr. Miller. The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent public accountants, reviews the results and scope of the audit and other services provided by the Company's independent public accountants and evaluates the Company's financial and accounting control functions.

     COMPENSATION COMMITTEE

     The Compensation Committee, which met once during 1999, consists of Messrs. Ball, Proto and Willis. The Compensation Committee administers the Company's incentive compensation plans and the issuance of stock under the Company's 1997 Stock Option Plan and determines salaries for executive officers and incentive compensation for senior employees and other key management personnel. For additional information concerning the Compensation Committee, see "Report from the Compensation Committee Regarding Executive Compensation."

     ACQUISITIONS COMMITTEE

     The Acquisitions Committee consists of Messrs. Colson, Foster, Proto and Tucci. Prior to his resignation from the Board in September 1999, Timothy A. Soule served as a member of the Acquisitions Committee. The Acquisitions Committee reviews and monitors the strategic direction of the Company's acquisition program and has the authority to approve acquisitions of companies within certain financial parameters.

     SMALL ACQUISITIONS COMMITTEE

     The Small Acquisitions Committee was created in November 1999. Messrs. Colson and Foster serve as members of the Small Acquisitions Committee which has the authority to approve acquisitions within certain financial parameters.

DIRECTOR COMPENSATION

     Directors who also are employees of the Company or any of its subsidiaries will not receive additional compensation for serving as directors. Each director who is not an employee of the Company or any of its subsidiaries will receive a fee of $1,000 for attendance at each meeting of the Board of Directors or any committee thereof (unless held on the same day as a Board of Directors meeting) and $500 for attendance telephonically. Directors of the Company will be reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or the committees thereof, and for other expenses reasonably incurred in their capacity as directors of the Company. Each non-employee director will receive an option to purchase 15,000 shares of Common Stock upon such person's initial election to the Board of Directors and an annual grant of an option to purchase 7,500 shares of Common Stock at each Annual Meeting of Stockholders thereafter at which such director is re-elected or remains a director. See "Executive Compensation and Other Matters--1997 Stock Option Plan." In addition, the Compensation Committee granted Mr. Foster an option to purchase 75,000 shares of Common Stock in each of February 1999 and February 2000, and a bonus of $100,000 in February 2000.

                               EXECUTIVE OFFICERS

     The current executive officers of the Company are as follows:

NAME                                            Age               POSITION(S) WITH THE COMPANY
----                                            ---               ----------------------------
John R. Colson.....................              52   Chief Executive Officer, Director
James H. Haddox....................              51   Chief Financial Officer
John R. Wilson.....................              50   Vice President-Eastern Region, President of PAR, Director
Gary A. Tucci......................              43   Vice President-Western Region, President of Potelco,
                                                      Director
Elliott C. Robbins.................              53   Senior Vice President-Operations
James F. O'Neil III................              41   Vice President-Operational Integration
Brad Eastman.......................              32   Vice President, Secretary and General Counsel
Derrick A. Jensen..................              29   Vice President, Chief Accounting Officer and Controller

     For a description of the business background of Messrs. Colson, Wilson and Tucci, see "Election of Directors" above.

     James H. Haddox has been Chief Financial Officer of the Company since November 1997 and served as Secretary from December 1997 until March 1999. From March 1996 until joining the Company, Mr. Haddox was Senior Vice President-- Finance of Corporate Express Delivery Systems, Inc., a national provider of same day delivery services. From January 1994 to March 1996, Mr. Haddox held various positions, including Chief Accounting Officer and Vice President--Finance, with U.S. Delivery Systems, Inc., a New York Stock Exchange listed company which was the largest provider of same day delivery services in the U.S. prior to its merger in March 1996 with Corporate Express, Inc. From 1991 to 1994 Mr. Haddox was an independent business consultant providing management services. From 1987 to 1991, Mr. Haddox held various financial positions, including Chief Financial Officer and Chief Accounting Officer, at Allwaste, Inc., a New York Stock Exchange listed national environmental services company. Mr. Haddox is a Certified Public Accountant.

     Elliott C. Robbins has been Senior Vice President-Operations of the Company since November 1999 and Chief Executive Officer of Intermountain Electric, Inc. ("Intermountain") since 1998. The Company acquired Intermountain in July 1999. Mr. Robbins held various positions with the MYR Group, Inc. from 1984 until 1998, most recently as a member of the Executive Management Committee and Senior Vice President, Treasurer and Chief Financial Officer. Mr. Robbins is a Certified Public Accountant and a member of NECA, the America Institute of Certified Public Accountants, the Illinois CPA Society and the Union League Club.

     James F. O'Neil III has been Vice President-Operational Integration of the Company since August 1999. From 1980 until 1999, Mr. O'Neil held various positions with Haliburton Company, most recently as Director, Global Deepwater Development.

     Brad Eastman has been Vice President and General Counsel of the Company since July 1998 and Secretary since March 1999. From March 1996 until joining the Company, Mr. Eastman was an associate in the law firm of Brobeck, Phleger & Harrison LLP focusing on clients in high growth industries. From October 1994 until March 1996, Mr. Eastman was an associate in the law firm of Sullivan & Cromwell focusing on clients in the financial services industry. Mr. Eastman holds a J.D. degree.

     Derrick A. Jensen has been Vice President and Controller of the Company since December 1997 and Chief Accounting Officer since March 1999. Prior to joining the Company, he was employed by Arthur Andersen, serving most recently as audit manager focusing on clients in consolidating industries. Mr. Jensen is a Certified Public Accountant.


                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid or accrued by the Company in each of the last two fiscal years to the Company's Chief Executive Officer and the four other highest-paid executive officers in 1999 (the "Named Executive Officers"):

                                                                                                             LONG TERM
                                                                                                            COMPENSATION
                                                                                                           --------------
                                                                                                             SECURITIES
                                                         FISCAL                                              UNDERLYING
           NAME AND PRINCIPAL POSITION                   YEAR            SALARY            BONUS             OPTIONS (#)
           ---------------------------                   ----            ------            -----             -----------
John R. Colson....................................       1999           $168,750          $175,000              150,000
   Chief Executive Officer                               1998            150,000              ----                 ----
James H. Haddox...................................       1999            161,250           165,000               75,000
   Chief Financial Officer                               1998            150,000            20,000              187,500
John R. Wilson....................................       1999            150,000            92,800               82,650
   Vice President-Eastern Region                         1998            131,250              ----                 ----
Gary A. Tucci.....................................       1999            160,029            71,200               75,000
   Vice President-Western Region                         1998            131,250              ----                7,500
Brad Eastman......................................       1999            107,500           110,000               22,500
   Vice President, Secretary &                           1998             70,410            10,000               75,000
   General Counsel

OPTION GRANTS IN LAST FISCAL YEAR

          The following table sets forth information regarding stock options granted by the Company during the fiscal year ended December 31, 1999 to each of the Named Executive Officers:

                                                      INDIVIDUAL GRANTS
                               ------------------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                                  NUMBER OF         PERCENTAGE OF                                      ASSUMED ANNUAL RATES OF
                                 SECURITIES         TOTAL OPTIONS                                   STOCK PRICE APPRECIATION FOR
                                 UNDERLYING          GRANTED IN         EXERCISE                         OPTION TERM ($)(4)
                              OPTIONS GRANTED        FISCAL 1999          PRICE         EXPIRATION  ----------------------------
      NAME                         (#)(1)               (%)(2)          ($/SH)(3)          DATE            5%         10%
      ----                    ---------------        -----------        ---------       ----------       ------     ------
John R. Colson..........              150,000                3.33%        $18.083          2/22/09      $1,705,877      $4,323,026
James H. Haddox.........               75,000                1.67          18.083          2/22/09         852,938       2,161,513
John R. Wilson..........                7,650                0.17          18.083          2/22/09          86,958         223,121
                                       75,000                1.67          16.583          4/11/09         782,188       1,982,217
Gary A. Tucci...........                7,500                0.17          18.083          2/22/09          85,294         216,151
Brad Eastman............               22,500                0.50          18.083          2/22/09         255,882         648,454

_______________
(1) The options become exercisable at a rate of 25% on the first anniversary of the vesting commencement date and 25% annually thereafter and expire ten years from the date of grant, or earlier upon termination of employment.

(2) Based on an aggregate of 4,449,523 shares subject to options granted to employees, directors of and consultants to the Company in the fiscal year ended December 31, 1999, including the Named Executive Officers.

(3) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers. The potential realizable value is calculated using the fair market value per share at the time of the grant appreciating at the indicated rate for the entire term of the option and assuming that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. The potential realizable value computation is net of the applicable exercise price, but does not take into account applicable federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock.

1999 STOCK OPTION EXERCISES AND YEAR-END OPTION VALUES


      The following table sets forth for each of the Named Executive Officers information concerning the exercise of options during fiscal year 1999 and the number and value of securities underlying unexercised options held by the Named Executive Officer at December 31, 1999:

                                                                NUMBER OF SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS AT DECEMBER 31,           IN THE OPTIONS AT
                               SHARES                            OPTIONS AT DECEMBER 31, 1999            DECEMBER 31, 1999 (1)
                            ACQUIRED ON       VALUE          -------------------------------------   ----------------------------
     NAME                   EXERCISE(#)     REALIZED          EXERCISABLE          UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
     ----                  ------------     --------          -----------          -------------      -----------   -------------
John R. Colson                  ----             ----                ----             150,000               ----     $  112,500
James H. Haddox               46,875         $754,278                ----             215,625               ----      1,860,938
John R. Wilson                  ----             ----                ----              82,650                           174,488
Gary A. Tucci                   ----             ----              18,750              63,750           $171,875        521,250
Brad Eastman                  18,750          271,731                ----              78,750                           586,406

_______________
(1) Value of unexercised in-the-money options are based on a value of $18.833 per share, the closing price on December 31, 1999, minus the per share exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of Messrs. Colson, Eastman, Haddox and Tucci and certain other key employees that prohibit such individual from disclosing the Company's confidential information and trade secrets and generally restrict these individuals from competing with the Company for a period of one year after the termination of the individual's employment agreement. Each of these agreements has an initial term of two to three years, provides for an automatic annual extension at the end of its initial term and is terminable by the Company for "good cause" upon 10 days' written notice and without "good cause" by either party upon 30 days' written notice. All employment agreements provide that if the officer's employment is terminated by the Company without "good cause," such officer will be entitled to receive a lump-sum severance payment at the effective time of termination equal to the officer's base salary at the rate then in effect for the greater of (i) the time period remaining under the initial term of the agreement or (ii) one year. In addition, all employment agreements provide that in the event of termination without "good cause," the non-competition provision will not apply for any time period in which the employee is not receiving or has not received severance compensation.

      Some of the employment agreements contain certain provisions concerning a change-in-control of the Company, including the following: (i) in the event that the acquiring entity does not give notice to the Company and such officer five business days prior to closing of the change-in-control transaction of the acquiring entity's willingness to assume the obligations of such employment agreement, the change in control will be deemed a termination of the employment agreement by the Company without "good cause" and the provisions of the employment agreement governing the same will apply, except that the severance amount otherwise payable (discussed in the preceding paragraph) will be tripled and the provisions that restrict competition with the Company will not apply and
(ii) the officer must be given sufficient time and opportunity to elect whether to exercise all or any of his or her options to purchase Common Stock, including any options with accelerated vesting under the provisions of the Quanta Services, Inc. 1997 Stock Option Plan (the "1997 Stock Option Plan"), such that the officer may acquire the Common Stock at or prior to the closing of the transaction giving rise to the change-in-control, if he or she so desires. The Company's employment agreements with each of Messrs. Colson, Eastman and Haddox also provide that if such officer is offered a lesser position, lesser compensation or required to relocate within one year following a change in control, such officer will be deemed to have been terminated without "good cause" and the severance amount otherwise payable will be tripled. One of these agreements gives the officer the right to have any such change-in-control be deemed a termination of his agreement without cause, but in that case the severance amount otherwise payable would be doubled rather than tripled and the provisions which restrict competition would apply for two years.

1997 STOCK OPTION PLAN

      See Proposal No. 3, Amendment of 1997 Stock Option Plan, for a description of the Company's stock option plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      In 1999, Messrs. Ball, Proto and Willis served as members of the Compensation Committee. There are no Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and board members who serve as executive officers of such entities.

                             CERTAIN TRANSACTIONS

TRANSACTIONS INVOLVING CERTAIN OFFICERS, DIRECTORS AND STOCKHOLDERS

      PAR leases its office facilities located in Englewood, Colorado from Soule Trusts Partnership, which is controlled by affiliates of Ronald W. and Timothy
A. Soule, and a branch facility located in North Las Vegas, Nevada from RTS Partnership, which is owned by Ronald W. and Timothy A. Soule. Ronald W. and Timothy A. Soule were President and Vice President of Union Power Construction Company, respectively, prior to its merger with PAR, and Timothy Soule was a director of the Company until September 1999. The Englewood office lease provides for a five-year term that will terminate in the year 2002 with an option to renew the lease for an additional five-year term, and covers approximately 3,500 square feet of office space on 4.8 acres, at a monthly rental rate of $3,500. The North Las Vegas office lease will terminate on May 31, 2006, with a provision for automatic one-year renewal periods. Such lease covers 2.69 acres and the leasehold improvements located on such land for a
monthly rental rate of $4,700.   The Company believes that the economic terms of
these leases do not exceed fair market value.

      Potelco leases its main office from the father of Gary A. Tucci and another office in Washington from Gary A. Tucci, who is President of Potelco and Vice President-Western Region and a director of the Company. Currently, both leases are oral and on a month to month basis. The main office lease is for a 15,000 square foot building on five acres, at a rent of $2,500 per month. The other lease is for a 2,200 square foot office with a 6,000 square foot maintenance facility on 1.5 acres, at a rent of $2,800 per month. The Company believes that the economic terms of these leases do not exceed fair market value.

      TRANS TECH leases its main office from TRANS TECH Properties, which is partially owned by Robert J. Urbanski and John A. Martell, who are President and Vice President of TRANS TECH, respectively. Additionally, Mr. Martell is a director of the Company. The main office of TRANS TECH is located in South Bend, Indiana, and the facilities consist of approximately 7.5 acres of real property, a 4,350 square foot office attached to a 10,560 square foot heated warehouse, a 3,480 square foot detached unheated warehouse and a 3,000 square foot detached vehicle maintenance facility. The initial lease term is for five years at a rent of $5,900 per month, plus the payment of all taxes, insurance and maintenance on the property. TRANS TECH has the option to renew the lease for an additional five-year term at a rental rate equal to the then current market rate. The Company believes that the economic terms of this lease do not exceed fair market value.

     Affiliates of Enron hold Convertible Subordinated Notes of the Company, which are convertible at the holders' option into an aggregate of 5,383,636 shares of Common Stock subject to adjustment. In 1999, the Company and its subsidiaries performed infrastructure construction and maintenance services for affiliates of Enron for approximately $40.1 million. Each of these projects were awarded to the Company either through a bidding process or on a negotiated basis. Enron received terms similar to terms provided to other customers of the Company for similar projects.

     In August 1999, the Company acquired Crown Fiber Communications, Inc. from Billy R. Jones for aggregate consideration of 3,052,273 shares of the Company's Common Stock.

     In September 1999, UtiliCorp invested $186 million in Series A Preferred Stock of the Company which is convertible into 9.3 million shares of the Company's Common Stock. As the sole holder of Series A Preferred Stock, UtiliCorp is entitled to elect two directors to the Company's Board of Directors. Additional terms of the UtiliCorp transaction are described in Proposal 2, Exchange of Common Stock and Amendments to the Certificate of Designation. Concurrently with the investment by UtiliCorp, the Company and UtiliCorp agreed that UtiliCorp would use the Company as a preferred provider of infrastructure construction and maintenance services. In 1999, the Company performed approximately $15.1 million of projects for UtiliCorp or its affiliates.

      At various times in 1999, employees of Main Street have served the Company's corporate development staff on a contract basis. The Company reimbursed Main Street $522,000 in 1999 for the salaries of these employees. The Company believes that the amount it paid to Main Street for salaries and expenses was reasonable under the circumstances.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company.

     Based only on the Company's review of the copies of such forms furnished to the Company and other information, the Company believes that, during 1999, all of its directors and executive officers were in compliance with the applicable filing requirements, except that Mr. Robbins filed a Form 3 late.


                     REPORT FROM THE COMPENSATION COMMITTEE
                        REGARDING EXECUTIVE COMPENSATION

     As members of the Compensation Committee, we administer the executive compensation program for the Company. We are responsible for establishing appropriate compensation goals for the executive officers of the Company and evaluating the performance of the executive officers in meeting such goals. None of the members of the Compensation Committee is a current or former employee or officer of the Company.

     The Compensation Committee seeks to reward senior management of the Company for building long-term stockholder value. In addition, we design executive compensation programs to allow the Company to attract, motivate and retain the management personnel necessary for the Company's success by providing an executive compensation program comparable to that offered by companies with which the Company competes for such management personnel. Finally, the Compensation Committee believes it must fairly compensate the executive officers of the Company for their contributions to the Company's short-term and long-term performance. The Compensation Committee uses annual base salaries, annual bonuses and equity incentives to achieve its goals.

BASE SALARY

     The Company entered into employment agreements with each of Messrs. Colson, Haddox and Tucci in February 1998, which provide for an annual base salary in the amount of $150,000 and bonuses as from time to time determined by the Compensation Committee. In March 2000, the Company amended and restated Messrs. Colson's and Haddox's employment agreements to extend the term of such agreements and raise the annual base salary to $250,000 and $225,000 respectively. The Company also entered into employment agreements with each of Messrs. Eastman and Jensen in March 2000 which provide for an annual base salary in the amount of $125,000. We are aware that the cash compensation paid to executive officers is lower than compensation paid by other comparably sized publicly traded companies. For instance, Mr. Colson's base salary is 16% lower than the median base salary of the Company's peer group shown on the Performance Graph following this report. Accordingly, the Compensation Committee may review the base salaries of the Companies executive officers in the future.

ANNUAL BONUS PLAN

     In February 2000 we adopted an annual bonus plan to provide senior management of the Company, as well as other key employees, with additional performance incentives in the form of an annual cash bonus to be paid in recognition of meeting certain financial or operational goals to be set on an annual basis. Pursuant to the annual bonus plan, a portion of each key employee's annual bonus will be determined using a formula based on earnings per share, operating income, internal revenue growth and operating margin. The remainder of each key employee's bonus will be discretionary based on individual performance and contribution to the Company's goals. Bonus levels vary in accordance with levels of responsibility within the Company, with senior executives eligible to receive bonuses of up to 100% of annual salary and key employees eligible to receive bonuses ranging from up to 50% of annual salary to up to 100% of annual salary. The Compensation Committee also awarded Mr. Foster a $100,000 bonus for his work in regard to the Company's acquisition program in 1999.

INCENTIVE COMPENSATION

     All of the options granted to the Company's executive officers vest at the rate of 25% per year commencing on the date of grant, and expire 10 years from the date of grant or three months following termination of employment without "good cause" as defined in the 1997 Stock Option Plan. The exercise price per share is set at the fair market value per share on the date of grant.

     This report is furnished by the Compensation Committee of the Board of Directors.

                                     Michael T. Willis, Chairman
                                     James R. Ball
                                     Rodney R. Proto

                               PERFORMANCE GRAPH

     The following graph compares, for the period from February 12, 1998, the date of the IPO, to December 31, 1999, the cumulative stockholder return on the Company's Common Stock with the cumulative total return on the Standard & Poor's 500 Index (the "S&P 500 Index"), the Russell 2000 Index and a peer group index selected by the Company's management which includes four public companies within the Company's industry (the "Peer Group"). The comparison assumes that $100 was invested on February 12, 1998 in the Company's Common Stock, the S&P 500 Index, the Russell 2000 Index and the Peer Group, and further assumes all dividends were reinvested. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

     The companies that comprise the Peer Group are: Arguss Holdings, Inc., Dycom Industries, Inc., MasTec, Inc. and MYR Group Inc.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                             PERFORMANCE GRAPH FOR
                             QUANTA SERVICES, INC.




          [PERFORMANCE GRAPH FOR QUANTA SERVICES, INC. APPEARS HERE]




    MEASUREMENT PERIOD         QUANTA SERVICES, INC.         S&P 500 INDEX         RUSSELL 2000 INDEX         PEER GROUP
---------------------------   ------------------------   ----------------------   --------------------   --------------------
February 12, 1998                     $100.00                   $100.00                 $100.00                $100.00
December 31, 1999                     $251.11                   $153.93                 $ 93.85                $140.15

                                 PROPOSAL NO. 2
   EXCHANGE OF COMMON STOCK AND AMENDMENTS TO THE CERTIFICATE OF DESIGNATION

RESOLUTION:

     To exchange 7,924,806 shares of the Company's Common Stock held by UtiliCorp United Inc. for shares of the Company's Series A Preferred Stock, at a rate of 5 shares of Common Stock for one share of Series A Preferred Stock, and to amend the Certificate of Designation of the Company's Series A Preferred Stock to (i) designate an additional 1,584,961 shares as Series A Preferred Stock so as to have sufficient shares of Series A Preferred Stock to effectuate the exchange, and (ii) decrease from $100.00 to $53.99 the amount per share on which dividends are calculated for the Series A Preferred Stock with respect to both the initial dividend rate and the market adjusted dividend rate, if applicable, so that the aggregate dividend payable on the Series A Preferred Stock is unaffected by the proposed exchange.

GENERAL

        The Company's Board of Directors, including the two directors elected by UtiliCorp, has considered and approved, and recommends that the stockholders approve, the exchange of 7,924,806 shares of the Company's Common Stock held by UtiliCorp for shares of the Company's Series A Preferred Stock at a rate of 5 shares of Common Stock for one share of Series A Preferred Stock. UtiliCorp requested this exchange pursuant to rights granted to UtiliCorp in a Securities Purchase Agreement between the Company and UtiliCorp dated as of September 21, 1999. To create sufficient shares of Series A Preferred Stock to effectuate this exchange, the Company will have to amend the Certificate of Designation for the Series A Preferred Stock. In addition, the Certificate of Designation will be amended to decrease from $100.00 to $53.99 the amount per share on which dividends are calculated for the Series A Preferred Stock with respect to both the initial dividend rate and the market adjusted dividend rate, if applicable, so that the aggregate dividend payable on the Series A Preferred Stock is unaffected by the proposed exchange.

UTILICORP'S INVESTMENT AND THE SERIES A PREFERRED STOCK

        In September 1999, the Company entered into the Securities Purchase Agreement with UtiliCorp and issued 1,860,000 shares of Series A Convertible Preferred Stock for an initial investment of $186,000,000 before transaction costs. The holders of the Series A Preferred Stock are entitled to receive dividends in cash at a rate of 0.5% per annum on an amount equal to $100.00 per share, plus all unpaid dividends accrued. In addition to the preferred dividend, the holders are entitled to participate in any cash or non-cash dividends or distributions declared and paid on the shares of Common Stock, as if each share of Series A Preferred Stock had been converted at the then applicable conversion price into shares of Common Stock immediately prior to the record date for payment of such dividends or distributions. At any time after the sixth anniversary of the issuance of the Series A Preferred Stock, if the closing price per share of the Company's Common Stock is greater than $20.00, then the Company may terminate the preferred dividend. If, however, the closing price per share of the Company's Common Stock is equal to or less than $20.00, then the preferred dividend may, at the option of UtiliCorp, be adjusted to the then "market coupon rate", which shall equal the Company's after-tax cost of obtaining financing, excluding Common Stock, to replace UtiliCorp's investment in the Company.

     UtiliCorp is entitled to that number of votes equal to the number of shares of Common Stock into which the outstanding shares of Series A Preferred Stock are then convertible. Subject to certain limitations, UtiliCorp will be entitled to elect two of the total number of directors of the Company. All or any portion of the outstanding shares of Series A Preferred Stock may, at the option of UtiliCorp, be converted at any time into fully paid and nonassessable shares of Common Stock. The conversion price shall initially be $20.00 and may be adjusted under certain circumstances. Also in certain circumstances, UtiliCorp has the right to purchase additional securities from the Company to maintain the percentage ownership of the Company represented by the Series A Preferred Stock.

     In addition to the Securities Purchase Agreement, the Company entered into a Strategic Alliance Agreement with UtiliCorp. Under the terms of the Strategic Alliance Agreement, UtiliCorp will use the Company, subject to the Company's ability to perform the required services, as a preferred contractor in outsourced power transmission and distribution infrastructure construction and maintenance and natural gas distribution construction and maintenance in all areas serviced by UtiliCorp, provided that the Company provides such services at a competitive cost. The Strategic Alliance Agreement has a term of six years.

     The Company also entered into a Management Services Agreement with UtiliCorp. Under the Management Services Agreement, to the extent mutually agreed upon by the parties, UtiliCorp will provide advice and services including financing activities; corporate strategic planning; research on the restructuring of the utility industries; the development, evaluation and marketing of the Company's products, services and capabilities; identification and evaluation of potential acquisition candidates and other merger and acquisition advisory services; and other services that the Company's Board of
Directors may reasonably request.   In consideration of the advice and services
rendered by UtiliCorp, the Company will pay UtiliCorp on a quarterly basis in arrears a fee of $2,325,000. The Management Services Agreement has a term of six years. The Company has the right to terminate the Management Services Agreement at any time if, in the reasonable judgment of the Company's Board of Directors, changes in the nature of the relationship between the Company and UtiliCorp make effective provision of the services to be provided unlikely.

THE PROPOSED EXCHANGE

     Since UtiliCorp invested in the Company's Series A Preferred Stock, UtiliCorp has purchased 7,680,904 shares of the Company's Common Stock through a combination of open market and privately negotiated purchases. In addition, UtiliCorp has purchased 243,901 shares of the Company's Common Stock directly from the Company through the exercise of UtiliCorp's preemptive rights. In the Securities Purchase Agreement, the Company agreed with UtiliCorp, subject to the Company's fiduciary duties to its stockholders, to use its best efforts to take such actions that would allow UtiliCorp to hold shares purchased in open market or privately negotiated transactions in the manner UtiliCorp deemed to be most tax efficient. The Company also agreed, subject to its fiduciary duties to its stockholders, to recommend that its stockholders approve actions required for UtiliCorp to achieve its goals. In addition, UtiliCorp entered into voting agreements with certain individual stockholders who in the aggregate have voting control over 7,479,159 shares of the Company's Common Stock and 553,348 shares of the Company's Limited Vote Common Stock pursuant to which these individuals agreed to vote their shares for any proposal recommended by the Board of Directors to allow UtiliCorp to hold shares of Common Stock purchased by UtiliCorp in the manner UtiliCorp deemed to be most tax efficient.

     The proposed exchange will not adversely affect the Company's other holders of Common Stock or Limited Vote Common Stock. The shares of Series A Preferred Stock to be issued to UtiliCorp will not give UtiliCorp any greater voting power than it presently has as a holder of the Common Stock to be exchanged, and will not give UtiliCorp any additional veto power. In addition, the Series A Preferred Stock has no liquidation preference, and the Certificate of Designation will be amended so that the aggregate dividend payable to UtiliCorp on the Series A Preferred Stock is unaffected by the proposed exchange.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO UTILICORP AND THE COMPANY

     The following is a summary of certain Federal income tax consequences of the proposed exchange to UtiliCorp and the Company and is based on the Federal income tax law now in effect, which is subject to change, possibly retroactively. As none of the other holders of

Common Stock will participate in the proposed exchange, there will be no Federal income tax consequences from the exchange for holders of Common Stock other than UtiliCorp. This summary does not discuss all aspects of Federal income taxation which may be important to UtiliCorp in light of its particular circumstances. In addition, this summary does not address state, local or foreign tax consequences. UtiliCorp has advised the Company that it is not relying on the Company to provide it with any tax advice, and that UtiliCorp will consult its own tax advisors regarding the specific Federal, state, local or foreign tax consequences to UtiliCorp of the proposed exchange.

     The receipt by UtiliCorp of shares of Series A Preferred Stock in exchange for shares of Common Stock pursuant to the proposed exchange will be a non-taxable transaction for Federal income tax purposes. In general, UtiliCorp and the Company will not recognize any gain or loss for Federal income tax purposes. UtiliCorp's basis in the shares of Series A Preferred Stock that it receives pursuant to the proposed exchange will be equal to its basis in the shares of Common Stock that it exchanges for the shares of Series A Preferred Stock, and the holding period of such shares of Series A Preferred Stock will include the holding period of UtiliCorp's shares of Common Stock to be exchanged.

AMENDMENTS TO THE CERTIFICATE OF DESIGNATION

     The Company presently has 1,860,000 shares of its preferred stock designated as Series A Preferred Stock, all of which are owned by UtiliCorp. The Company will be required to amend the Certificate of Designation for the Series A Preferred Stock to designate an additional 1,584,961 shares as Series A Preferred Stock to effectuate the exchange described above, and to decrease from $100.00 to $53.99 the amount per share on which dividends are calculated for the Series A Preferred Stock with respect to both the initial dividend rate and the market adjusted dividend rate, if applicable, so that the aggregate dividend payable on the Series A Preferred Stock is unaffected by the proposed exchange. Decreasing the amount per share on which dividends are calculated to $53.99 allocates UtiliCorp's $186,000,000 initial investment in the Series A Preferred Stock ratably over the 3,444,961 shares of Series A Preferred Stock that will be outstanding immediately after the consummation of the exchange proposed above. Allocating UtiliCorp's initial investment in this fashion will reduce the dividend payable per share on the Series A Preferred Stock so that despite holding a greater number of shares of Series A Preferred Stock, UtiliCorp will continue to receive only the same aggregate dividend that it presently receives on its Series A Preferred Stock. If the proposed Amendments are adopted, Sections 1, 2 (a), and 2(d) of the Certificate of Designation will read as follows:

          1. Designation. Three Million Four Hundred Forty Four Thousand Nine Hundred Sixty One (3,444,961) shares of the authorized and unissued preferred stock of the Corporation, $0.00001 par value per share, are hereby designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock").

          2.  Dividends.

          (a) Preferred. Subject to Sections 2(c) and (d) below, the holders of Series A Preferred Stock shall be entitled to receive dividends in cash at the rate of 0.5% per annum on an amount equal to $53.99, plus all unpaid dividends accrued, on each outstanding share of Series A Preferred Stock (as adjusted pursuant to Section 5 hereof with respect to such share), when and as declared by the Board of Directors out of the funds legally available for that purpose (the "Preferred Dividend"). FOR THE PURPOSES OF SECTION 4 HEREOF, THE PURCHASE PRICE OF EACH SHARE OF SERIES A PREFERRED STOCK SHALL BE DEEMED TO BE $100.00 (THE "PURCHASE PRICE"). The Preferred Dividend on each share of Series A Preferred Stock shall be cumulative from the date of issuance of such share, whether or not earned, whether or not funds of the Corporation are legally available for the payment of dividends and whether or not declared by the Board of Directors, but such dividend shall be payable only when, as, and if declared by the Board of Directors. So long as any shares of Series A Preferred Stock shall be outstanding, (i) no dividend, whether in cash, stock or property, shall be paid or declared, nor shall any other distribution be made, on any shares of the Common Stock of the Corporation, par value $0.00001 per share (the "Common Stock"), or any other class or series of capital stock of the Corporation, (ii) nor shall any class or series of capital stock of the Corporation be redeemed, purchased or otherwise acquired for value by the Corporation (except for acquisitions of Common Stock by the Corporation pursuant to (A) agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation entered into on or before the date on which the shares of Series A Preferred Stock were first issued (the "Original Issue Date") or (B) in satisfaction of an indemnification obligation to the Corporation upon a breach by the holder of Common Stock of a representation, warranty or covenant in any agreement for the acquisition by the Corporation of a business (as defined in Rule 11-01(d) of Regulation S-X adopted by the Securities and Exchange Commission) pursuant to the Corporation's acquisition program (an "Acquisition")), in each case, until all dividends set forth in this Section 2(a) on the Series A Preferred Stock shall have been paid or declared and set apart.

          (d) Adjustment of Preferred Dividend. At the option of UtiliCorp United Inc., a Delaware corporation, or one or more of its "affiliates" (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) or all such persons together (collectively, "UtiliCorp"), at any time after the sixth anniversary of the Original Issue Date, if on the date of exercise by UtiliCorp the Closing Price (as defined in Section 4(b)(i) below) of the Corporation's Common Stock is $30.00 or less (subject to adjustment for any stock split, combination, and the like), then the Preferred Dividend will be adjusted to the then "market coupon rate" (as defined below). The "market coupon rate" shall be the Corporation's after-tax cost of obtaining financing, excluding common stock, to replace UtiliCorp's INITIAL $186,000,000 investment in the Corporation, as determined by mutual agreement of the parties; provided, however, that if the parties are unable to agree upon the market coupon rate within 10 days after the date of the sixth anniversary of the Original Issue Date, then the parties shall mutually agree upon a nationally recognized investment banking firm skilled in the business aspects of the subject to determine the market coupon rate, such determination shall be made by the investment banking firm within 30 days of being selected. If the parties are unable to agree upon a nationally recognized investment banking firm within 30 days after the date of the sixth anniversary of the Original Issue Date, then the determination shall be made by a panel of three nationally recognized investment banking firms skilled in the business aspects of the subject. Each of the Corporation and the holder of a majority of the shares of Series A Preferred Stock shall select one such firm within five days after the expiration of the above-mentioned 30-day period (the "Initial Selection Period"), and the third such firm shall be selected by the two investment banking firms within five days after the expiration of the Initial Selection Period. Within 15 days after the selection of the third investment banking firm, the initial two firms shall submit to the third firm their proposals of the market coupon rate and, within five days after receipt thereof, the third firm shall adopt in its entirety one of the proposals and shall not adopt a compromise between the proposals of the initial two firms. The market coupon rate determined in accordance with the above procedure shall, retroactive to the date immediately following the sixth anniversary of the Original Issue Date and thereafter, be the Preferred Dividend.

VOTE REQUIRED

        Assuming the presence of a quorum, the proposal of the Board of Directors to approve the exchange of the 7,924,806 shares of Common Stock held by UtiliCorp for shares of Series A Preferred Stock and amend the Certificate of Designation of the Series A Preferred Stock requires the affirmative vote of the holders of shares representing a majority of the aggregate votes entitled to be cast by holders of all issued and outstanding shares of (i) Common Stock, Limited Vote Common Stock and Series A Preferred Stock, voting together, (ii) Common Stock and Limited Vote Common Stock, voting together, and (iii) Series A Preferred

Stock, voting as a separate class. The enclosed form of proxy provides a means for stockholders to vote for this proposal, to vote against it or abstain from voting with respect to it. Each proxy received in time for the Annual Meeting will be voted as specified therein. IF A STOCKHOLDER EXECUTES AND RETURNS A PROXY, BUT DOES NOT SPECIFY HOW THE SHARES REPRESENTED BY SUCH STOCKHOLDER'S PROXY ARE TO BE VOTED, SUCH SHARES WILL BE VOTED FOR THE APPROVAL OF THE EXCHANGE AND THE AMENDMENTS TO THE CERTIFICATE OF DESIGNATION. Under applicable Delaware law, in determining whether this proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT EACH HOLDER OF COMMON STOCK, LIMITED VOTE COMMON STOCK AND SERIES A PREFERRED STOCK VOTE "FOR" THE APPROVAL OF THE EXCHANGE AND THE AMENDMENTS TO THE CERTIFICATE OF DESIGNATION.

                                 PROPOSAL NO. 3
                      AMENDMENT OF 1997 STOCK OPTION PLAN

RESOLUTION:

     To amend the Company's 1997 Stock Option Plan to include the Company's Limited Vote Common Stock and Series A Preferred Stock in the definition of "Stock."

DESCRIPTION OF THE 1997 STOCK OPTION PLAN

     In December 1997, the Board of Directors adopted, and the Company's stockholders approved, the 1997 Stock Option Plan. The purpose of the 1997 Stock Option Plan is to provide directors, key employees, officers and certain advisors with additional incentives by increasing their proprietary interest in the Company. The aggregate amount of the Company's Common Stock with respect to which options may presently be granted may not exceed the greater of 3,571,275 shares or 15% of the outstanding shares of "Stock," which term is defined in the 1997 Stock Option Plan to include only Common Stock. On February 27, 1998, the Company filed a Registration Statement on Form S-8 with respect to 3,571,275 shares of Common Stock issuable in connection with the 1997 Stock Option Plan.

     The 1997 Stock Option Plan provides for the grant of incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonqualified stock options (collectively, the "Awards"). The number of ISOs that may be granted under the 1997 Stock Option Plan is limited to 3,571,275 shares. The 1997 Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has, subject to the terms of the 1997 Stock Option Plan, the sole authority to grant Awards under the 1997 Stock Option Plan, to construe and interpret the 1997 Stock Option Plan and to make all other determinations and take any and all actions necessary or advisable for the administration of the 1997 Stock Option Plan.

     All of the Company's employees, non-employee directors, officers and advisors are eligible to receive Awards under the 1997 Stock Option Plan, but only employees are eligible to receive ISOs. Options will be exercisable during the period specified in each option agreement and will generally become exercisable in installments pursuant to a vesting schedule designated by the Compensation Committee. In the discretion of the Compensation Committee, option agreements may provide that options will become immediately exercisable in the event of a "change in control" (as defined in the 1997 Stock Option Plan) of the Company. No ISO will remain exercisable later than ten years after the date of grant (or five years in the case of ISOs granted to employees owning more than 10% of the voting capital stock of the Company).

     Options to purchase 6,390,811 shares of Common Stock issued pursuant to the 1997 Stock Option Plan were outstanding at March 27, 2000. All of these options are non-qualified options.

     The 1997 Stock Option Plan also provides for automatic option grants to directors who are not otherwise employed by the Company or its subsidiaries. Upon commencement of service, a non-employee director will receive a non-qualified option to purchase 15,000 shares of Common Stock, and each continuing or re-elected non-employee director annually will receive an option to purchase 7,500 shares of Common Stock. Options granted to non-employee directors are fully exercisable following the expiration of six months from the date of grant.

     The exercise price for ISOs granted under the 1997 Stock Option Plan may be no less than the fair market value of a share of the Common Stock on the date of grant (or 110% in the case of ISOs granted to employees owning more than 10% of the voting capital stock of the Company).

THE AMENDMENT OF THE 1997 STOCK OPTION PLAN

     If the exchange discussed previously in this proxy statement of shares of the Company's Common Stock held by UtiliCorp for shares of Series A Preferred Stock is approved, the total number of shares of Common Stock outstanding will be reduced by 7,924,806. Since, as discussed above, the aggregate amount of the Company's Common Stock with respect to which options may presently be granted may not exceed the greater of 3,571,275 shares or 15% of the outstanding shares of Common Stock, reducing the number of shares of Common Stock outstanding will therefore also reduce the number of options that the Company can grant. The Board of Directors believes that it is in the best interest of the Company for the 1997 Stock Option Plan to continue to be an effective means of providing directors, key employees, officers and certain advisors with additional incentives by increasing their proprietary interest in the Company, and the Board of Directors believes that the most effective way to accomplish this is to amend the definition of "Stock" in the 1997 Stock Option Plan to include the Company's Limited Vote Common Stock and Series A Preferred Stock. If the proposed Amendment is adopted, the definition of "Stock" in the 1997 Stock Option Plan will read as follows:

          w. "Stock" shall mean the aggregate of (i) the number of shares of the common stock, par value $.00001 per share, of the Company; (ii) the number of shares of the limited vote common stock, par value $.00001 per share, of the Company; and (iii) the number of shares of common stock, par value $.00001 per share, into which the outstanding shares of the Company's Series A Preferred Stock, par value $.00001 per share, are convertible.

VOTE REQUIRED

     Assuming the presence of a quorum, to amend the Company's 1997 Stock Option Plan to include the Company's Limited Vote Common Stock and Series A Preferred Stock in the definition of "Stock" requires the affirmative vote of the holders of shares representing a majority of the aggregate votes cast for or against the proposal by holders of shares of Common Stock, Limited Vote Common Stock and Series A Preferred Stock, voting together. The enclosed form of proxy provides a means for stockholders to vote for this proposal, to vote against it or abstain from voting with respect to it. Each proxy received in time for the Annual Meeting will be voted as specified therein. IF A STOCKHOLDER EXECUTES AND RETURNS A PROXY, BUT DOES NOT SPECIFY HOW THE SHARES REPRESENTED BY SUCH STOCKHOLDER'S PROXY ARE TO BE VOTED, SUCH SHARES WILL BE VOTED FOR THE APPROVAL OF THE AMENDMENT OF THE 1997 STOCK OPTION PLAN. Under applicable Delaware law, in determining whether this proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect on the vote.

          THE BOARD OF DIRECTORS RECOMMENDS THAT EACH HOLDER OF COMMON STOCK, SERIES A PREFERRED STOCK AND LIMITED VOTE COMMON STOCK VOTE "FOR" THE APPROVAL OF THE AMENDMENT OF THE 1997 STOCK OPTION PLAN.

                 STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of stockholders intended to be presented at the Company's Annual Meeting of Stockholders to be held in 2001 must be received by the Company, addressed to the Secretary of the Company at 1360 Post Oak Boulevard, Suite 2100, Houston, Texas 77056, no later than February 25, 2001, to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.

     The Company's Amended and Restated Bylaws (the "Bylaws") establish an advance notice procedure with regard to stockholder proposals to be brought before an annual or special meeting of stockholders (the "Procedure"). The Procedure provides that stockholder proposals must be submitted in writing in a timely manner to be considered at any annual or special meeting. To be timely, notice must be received by the Company (i) in the case of an annual meeting, not less than 90 days nor more than 180 days prior to the earlier of the date of the meeting or the corresponding date of the Company's previous year's annual meeting, or (ii) in the case of a special meeting, not less than 40 days nor more than 60 days prior to the meeting date, unless less than 50 days' notice or prior public disclosure of the meeting date is given, in which case proposals must be received not later than the close of business on the seventh day following the date on which notice of such meeting is mailed or public disclosure made, or, in the case of any election of a director at a special meeting, not less than the close of business on the tenth day following the date notice of such meeting is mailed or public disclosure made.

     Any such notice from a stockholder to the Company's Corporate Secretary must contain (i) the text of the proposed alteration, amendment or repeal, if such proposal relates to a proposed change to the Company's Certificate or Bylaws, or the text of such proposal for adoption and any supporting statement (which may not exceed 500 words in length), (ii) the name and address of the stockholder and evidence reasonably satisfactory to the Secretary of the Company of such stockholder's status as such and of the number of shares of each class of capital stock of the Company of which such stockholder is the beneficial owner, (iii) a list of the names and addresses of other beneficial owners of shares of the capital stock of the Company, if any, with whom such stockholder is acting in concert, and the number of shares of each class of capital stock of the Company beneficially owned by each such beneficial owner and (iv) an opinion of counsel reasonably satisfactory to the Board of Directors of the Company, to the effect that the Certificate or Bylaws resulting from the adoption of such proposal would not be in conflict with the laws of the State of Delaware, if such proposal relates to a proposed change to the Company's Amended and Restated Certificate of Incorporation or Bylaws. If the stockholder's notice to the Company's Corporate Secretary proposes to nominate one or more individuals for election as a director, that notice must also include (i) the name and address of the person(s) to be nominated and (ii) all information relating to each such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including that individual's written consent to being named in the proxy statement as a nominee and to serve as a director if elected). If a stockholder proposal or nomination is not made in accordance with the procedure set forth above, the presiding person at each meeting of stockholders may refuse to transact the proposed business or acknowledge the proposed nomination(s) at such meeting.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has selected Arthur Andersen LLP to serve as independent public accountants of the Company for the fiscal year ending December 31, 2000. Arthur Andersen LLP has served as the independent accountants of the Company since December 1997. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

     In connection with the rules of the Securities and Exchange Commission, Financial Statements and Supplementary Data (including the consolidated financial statements of the Company and its subsidiaries for the three year period ended December 31, 1999), Management's Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures About Market Risk, found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 to be filed prior to the mailing of this Proxy Statement, are incorporated by reference. In addition, Management's Discussion and Analysis of Financial Condition and Results of Operations and the consolidated financial statements of the Company and its subsidiaries for the nine month period ended September 30, 1999, found in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, are incorporated by reference.

                       By Order of the Board of Directors



                       Brad Eastman
                       Corporate Secretary

Houston, Texas
April 10, 2000

      (Front of Card)


                             QUANTA SERVICES, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James H. Haddox and Brad Eastman, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of Common Stock in Quanta Services, Inc., a Delaware corporation (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 24, 2000, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 10, 2000 (the "Proxy Statement") and
(2) in their discretion upon such other maters as may properly come before the meeting.

ALL SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSALS 2 AND 3.

                                                                  (Back of Card)

                   PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD
                              AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                             QUANTA SERVICES, INC.

                                  May 24, 2000

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

     [X]   Please mark votes as in this example.

     A vote FOR the following proposals is recommended by the Board of
Directors:

     1. To elect the following six (6) members to the Board of Directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualify:

               [ ]  FOR all nominees     [ ]  WITHHOLD AUTHORITY
                    listed below (except      to vote for all
                    as marked to the          nominees listed
                    contrary below).*         below.

     * INSTRUCTION: To withhold authority to vote for any individual nominee, please draw a line through that nominee's name in the list below.

                   John R. Colson             Gary A. Tucci
                   John R. Wilson             John A. Martell
                   James R. Ball              Michael T. Willis

     2. To exchange shares of the Company's Common Stock held by UtiliCorp United Inc. for shares of the Company's Series A Preferred Stock, and to amend the Certificate of Designation of the Company's Series A Preferred Stock so as to have sufficient shares of Series A Preferred Stock to effect the exchange and to decrease the amount per share on which dividends are calculated for the Series A Preferred Stock.

               [ ]  FOR        [ ]  AGAINST       [ ]  ASBSTAIN

     3. To amend the Company's 1997 Stock Option Plan to include the Company's Limited Vote Common Stock and Series A Preferred Stock in the definition of "Stock".

               [ ]  FOR        [ ]  AGAINST       [ ]  ASBSTAIN

                    MARK HERE           MARK HERE
                    FOR ADDRESS         IF YOU PLAN
                    CHANGE AND     [ ]  TO ATTEND        [ ]
                    NOTE AT LEFT        THE MEETING.

The undersigned hereby revokes all previous proxies given. This Proxy may be revoked at any time prior to a vote thereon. Receipt of the accompanying Proxy Statement and Annual Report of the Company for the fiscal year ended December 31, 1999 is hereby acknowledged.

Please sign exactly as your name(s) appears on this card. If shares stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares are held of record by a corporation, this Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date the Proxy.

Date: _______________________                ________________________________
                                             Signature

Date: _______________________                ________________________________
                                             Signature